NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:       Mason N. Carter, Chairman & CEO
               973-575-1300, ext. 1202
               mnc@merrimacind.com

           MERRIMAC REPORTS THIRD QUARTER AND NINE MONTHS 2006 RESULTS

WEST CALDWELL, N.J. NOVEMBER 14, 2006: Merrimac Industries, Inc. (AMEX: MRM), a
leader in the design and manufacture of RF Microwave components, subsystem assemblies and micro-multifunction modules (MMFM(R)), today announced results for the third quarter and first nine months of 2006.

Sales for the third quarter of 2006 were $6,748,000, a decrease of $1,142,000 or
14.5 percent compared to the third quarter of 2005 sales of $7,890,000. The sales decrease was due to the loss of certain anticipated orders as well as from delays in space and defense program orders for both of the Company's operating segments. Gross profit for the third quarter of 2006 was $2,498,000, a decrease of $752,000 or 23.1 percent, and was 37.0 percent of sales as compared to gross profit of $3,250,000 or 41.2 percent of sales for the third quarter of 2005.
Gross profit percent in the third quarter of 2006 decreased from the third quarter of 2005 due to the decrease in sales and the further impact of the lower level of sales having to absorb fixed manufacturing costs.

Operating loss for the third quarter of 2006 was $(604,000) compared to operating income of $291,000 for the third quarter of 2005. Operating loss for the third quarter of 2006 was due to the lower gross profit from the decrease in sales and higher research and development costs related to the Company's
Multi-Mix(R) products and included a non-cash charge of $50,000 for share-based compensation expense resulting from the adoption of SFAS No. 123R in the first quarter of 2006. Net loss for the third quarter of 2006 was $(599,000) or $(.19)
per share compared to net income of $228,000 or $.07 per share for the third quarter of 2005.

For the first nine months of 2006 sales of $21,229,000 decreased $1,488,000 or
6.6 percent compared to sales of $22,717,000 for the first nine months of 2005.
Sales for the first nine months of 2006 were lower than the first nine months of
2005 primarily due to the lower bookings levels received during the second half of 2005 and the first quarter of 2006 as compared to comparable prior periods was due to the loss of certain anticipated orders as well as from delays in space and defense programs. Nine month 2006 sales included $1,200,000 of revenue recognized in connection with the early close out of a fixed price customer contract during the second quarter and a year-to-date sales reduction in the microwave micro-circuitry segment of $1,358,000 due to declines in the segment's defense orders. Gross profit for the first nine months of 2006 was $8,610,000, a decrease

of $943,000 or 9.9 percent and was 40.6 percent of sales as compared to gross profit of $9,553,000 or 42.1 percent of sales for the first nine months of 2005.
Gross profit percentage in the first nine months of 2006 decreased 1.5 percentage points compared to the first nine months of 2005 due to the decrease in sales and the further impact of the lower level of sales having to absorb fixed manufacturing costs.

Operating loss for the first nine months of 2006 was $(512,000) compared to operating income of $890,000 for the first nine months of 2005. The reduction in operating income for the first nine months of 2006 as compared to the first nine months of 2005 was due to the lower gross profit from the decrease in sales and due to higher selling, general and administrative expenses compared to the first nine months of 2005. Operating loss for the first nine months of 2006 included a non-cash charge of $129,000 for share-based compensation expense resulting from the adoption of SFAS No. 123R. Net loss for the first nine months of 2006 was
$(510,000) or $(.16) per share compared to net income of $644,000 or $.20 per diluted share for the first nine months of 2005. Net loss for the first nine months of 2006 also included a tax benefit of $61,000 or $.02 per share representing refundable Canadian provincial technology tax credits for which the
Company has qualified.

Orders of $6,216,000 were received during the third quarter of 2006, an increase of $1,040,000 or 20.1 percent compared to $5,176,000 in orders received during the third quarter of 2005. Orders of $19,080,000 were received for the first nine months of 2006, a decrease of $2,431,000 or 11.3 percent compared to
$21,511,000 in orders received for the first nine months of 2005. The decrease in orders for the first nine months of 2006 as compared to the first nine months of 2005 was due to the loss of certain orders anticipated as well as from delays in expected satellite and defense programs for all product lines, including our
Multi-Mix(R) products. Backlog decreased by $2,148,000 or 16.4 percent to
$10,990,000 at the end of the third quarter of 2006 compared to $13,138,000 at year-end 2005. The backlog at the end of the third quarter of 2006 decreased by
$749,000 or 6.4% when compared to the backlog of $11,739,000 at the end of the third quarter of 2005. The book-to-bill ratio for the third quarter of 2006 was
0.92 to 1 and for the third quarter of 2005 was 0.66 to 1. The book-to-bill ratio for the first nine months of 2006 was 0.90 to 1 and for the first nine months of 2005 was 0.95 to 1.

Because of the declining level of orders and sales, the Company reduced its headcount and will record a restructuring charge in the fourth quarter of approximately $200,000. The restructuring charge and the write-off of approximately $170,000 of loan costs related to the prior financing agreement, combined with the lower order and sales levels will result in an operating loss for the fourth quarter and for fiscal year 2006. The Company anticipates an annualized rate of savings of approximately $1,500,000 to begin in the first quarter of 2007 from the restructuring and other cost reduction and containment measures to be implemented.

Chairman and CEO Mason N. Carter commented, "We have developed a new commercial banking relationship with North Fork Bank and completed our refinancing in mid-October 2006. Continued investment in research and development efforts are focused on our Integrated Multi-Mix(R) High Power Amplifier Resource Platform
Module. Recently we announced the receipt of two military orders. One order for
$708,000 is scheduled to be shipped during 2007 and is part of a five-year
Multi-Mix(R) contract that could potentially reach a maximum value of $4.3 million. The second order of $740,000 was for a mission-critical suite of products for use in military surveillance aircraft with deliveries scheduled for
2007."

Mr. Carter continued, "Our financial information includes:

o   Orders booked of $6.2 million for the third quarter.

o   Cash of $3.6 million (includes $1.5 million of restricted cash at September
    30, 2006, which has since been released and is available to the Company)
    exceeds the total of current and long-term debt of $2.5 million.

o   Working capital increased $2.0 million to $11.8 million and the current ratio improved to 4.2 to 1."

Investors are invited to participate in the financial results conference call on
Tuesday, November 14, 2006 at 4:15 p.m. (Eastern) by dialing 1-866-550-6338 (for
International callers: 1-347-284-6930) ten minutes prior to the scheduled start time, and reference the Merrimac Industries third quarter 2006 conference call.
For those unable to participate, a replay will be available for seven days by dialing 1-888-203-1112, or 1-719-457-0820 for international callers, passcode number 1914217.

This conference call will also be broadcast live over the Internet by logging on to the web at this address:

      http://www.videonewswire.com/event.asp?id=36685

If you are unable to participate during the live webcast, a link to the archived webcast will be posted on the Merrimac Industries, Inc. website
http://www.merrimacind.com .

ABOUT MERRIMAC

Merrimac Industries, Inc. is a leader in the design and manufacture of RF
Microwave signal processing components, subsystem assemblies, and Multi-Mix(R)
micro-multifunction modules (MMFM(R)), for the worldwide Defense, Satellite
Communications (Satcom), Commercial Wireless and Homeland Security market segments. Merrimac is focused on providing Total Integrated Packaging
Solutions(R) with Multi-Mix(R) Microtechnology, a leading edge competency providing value to our customers through miniaturization and integration.
Multi-Mix(R) MMFM(R) provides a patented and novel packaging technology that employs a platform modular architecture strategy that incorporates embedded semiconductor devices, MMICs, etched resistors, passive circuit elements and plated-through via holes to form a three-dimensional integrated module applicable to High Power, High Frequency and High Performance mission-critical applications. Merrimac Industries facilities are registered under ISO 9001:2000, an internationally developed set of quality criteria for manufacturing operations.

Merrimac Industries, Inc. has facilities located in West Caldwell, NJ, San Jose,
Costa Rica and Ottawa, Ontario, Canada, and has approximately 230 co-workers dedicated to the design and manufacture of signal processing components, gold plating of high-frequency microstrip, bonded stripline and thick metal-backed
Teflon (PTFE) micro-circuitry and subsystems providing Total Integrated
Packaging Solutions(R) for wireless applications. Merrimac (MRM) is listed on the American Stock Exchange. Multi-Mix(R), Multi-Mix PICO(R), MMFM(R) , System
In A Package(R) , SIP(R) and Total Integrated Packaging Solutions(R) are
registered trademarks of Merrimac Industries, Inc. For more information about
Merrimac Industries, Inc. and its Canadian subsidiary Filtran Microcircuits
Inc., please visit http://www.merrimacind.com and http://www.filtranmicro.com.

This press release contains statements relating to future results of the Company
(including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.
Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: risks associated with demand for and market acceptance of existing and newly developed products as to which the Company has made significant investments, particularly its Multi-Mix(R) products; the possibilities of impairment charges to the carrying value of our Multi-Mix(R) assets, thereby resulting in charges to our earnings; risks associated with adequate capacity to obtain raw materials and reduced control over delivery schedules and costs due to reliance on sole source or limited suppliers; slower than anticipated penetration into the satellite communications, defense and wireless markets;
failure of our Original Equipment Manufacturer or OEM customers to successfully incorporate our products into their systems; changes in product mix resulting in unexpected engineering and research and development costs; delays and increased costs in product development, engineering and production; reliance on a small number of significant customers; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our or our OEM customers' new or enhanced products; general economic and industry conditions; the risk that the benefits expected from the
Company's acquisition of Filtran Microcircuits Inc. are not realized; the ability to protect proprietary information and technology; competitive products and pricing pressures; our ability and the ability of our OEM customers to keep pace with the rapid technological changes and short product life cycles in our industry and gain market acceptance for new products and technologies; foreign currency fluctuations between the U.S. and Canadian dollars; risks relating to governmental regulatory actions in communications and defense programs; and
inventory risks due to technological innovation and product obsolescence, as well as other risks and uncertainties as are detailed from time to time in the
Company's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

                            MERRIMAC INDUSTRIES, INC.
                SUMMARY OF CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                            Quarter Ended
                                                                   -------------------------------
                                                                    September 30,       October 1,
                                                                         2006              2005
                                                                   -------------------------------

Net sales                                                             $ 6,748,000      $ 7,890,000
Gross profit                                                            2,498,000        3,250,000
Selling, general and administrative expenses                            2,494,000        2,470,000
Research and development                                                  608,000          489,000
Operating income (loss)                                                  (604,000)         291,000
Interest and other expense, net                                            (8,000)         (61,000)
Loss on disposition of assets                                                   -           (7,000)
Income (loss) before income taxes                                        (612,000)         223,000
Provision (benefit) for income taxes                                      (13,000)          (5,000)
Net income (loss)                                                        (599,000)         228,000

Net income (loss) per common share - basic and diluted                $      (.19)     $       .07

Weighted average number of shares outstanding - basic                   3,137,000        3,145,000
Weighted average number of shares outstanding - diluted                 3,137,000        3,179,000

                                                                          Nine Months Ended
                                                                   -------------------------------
                                                                    September 30,      October 1,
                                                                        2006              2005
                                                                   -------------------------------

Net sales                                                             $21,229,000      $22,717,000
Gross profit                                                            8,610,000        9,553,000
Selling, general and administrative expenses                            7,625,000        7,125,000
Research and development                                                1,497,000        1,538,000
Operating income (loss)                                                  (512,000)         890,000
Interest and other expense, net                                           (59,000)        (178,000)
Loss on disposition of assets                                                   -          (43,000)
Income (loss) before income taxes                                        (571,000)         669,000
Provision (benefit) for income taxes                                      (61,000)          25,000
Net income  (loss)                                                       (510,000)         644,000

Net income (loss) per common share - basic                            $      (.16)     $       .21
Net income (loss) per common share - diluted                          $      (.16)     $       .20

Weighted average number of shares outstanding - basic                   3,143,000        3,141,000
Weighted average number of shares outstanding - diluted                 3,143,000        3,175,000

                            MERRIMAC INDUSTRIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                             September 30, 2006    December 31, 2005
                                                                 (Unaudited)
                                                             -------------------   ------------------

ASSETS
Current assets:
   Cash and cash equivalents                                        $  2,115,000         $  4,081,000
   Restricted cash                                                     1,500,000                   --
   Accounts receivable, net                                            6,342,000            5,310,000
   Income tax refunds receivable                                         317,000              418,000
   Inventories, net                                                    4,240,000            3,710,000
   Other current assets                                                  785,000              693,000
   Deferred tax assets                                                   144,000              140,000
                                                             -------------------   ------------------
   Total current assets                                               15,443,000           14,352,000
Property, plant and
   equipment, net                                                     13,248,000           13,973,000
Restricted cash                                                                -            1,500,000
Other assets                                                             612,000              614,000
Deferred tax assets                                                      498,000              482,000
Goodwill                                                               3,680,000            3,501,000
                                                             -------------------   ------------------
Total Assets                                                        $ 33,481,000         $ 34,422,000
                                                             ===================   ==================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
   Current portion of long-term debt                                $    680,000         $    908,000
   Other current liabilities                                           2,986,000            3,590,000
                                                             -------------------   ------------------
   Total current liabilities                                           3,666,000            4,498,000
   Long-term debt, net of current portion                              1,801,000            2,071,000
   Deferred liabilities                                                   38,000               23,000
   Deferred tax liabilities                                              140,000              140,000
                                                             -------------------   ------------------
   Total liabilities                                                   5,645,000            6,732,000

Stockholders' equity                                                  27,836,000           27,690,000
                                                             -------------------   ------------------
Total Liabilities and
   Stockholders' Equity                                             $ 33,481,000         $ 34,422,000
                                                             ===================   ==================